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                                                                Exhibit 10.52.1


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                               (MARTIN P. DOOLAN)

         This First Amendment is made effective July 1, 1997 by and between Value City Department Stores, Inc. ("Company") and Martin P. Doolan ("Executive") to amend that certain Employment Agreement entered into effective as of July 1, 1997, between the Company and the Executive (the "Employment Agreement"), as follows:

         1. Section 3.2.1. of the Employment Agreement is hereby amended to add the following language at the end of such section:

                  The annual performance bonus shall be paid pursuant to a Management Incentive Plan (the "Incentive Plan") and payment of the bonus will be conditioned upon approval of the Incentive Plan by the shareholders of the Corporation. The Incentive Plan shall condition the payment of annual performance bonuses based on achievement of pre-determined performance goals set forth in writing based on objective measurements all established by the Company's independent, outside directors (the "Committee"). The Committee must verify that the performance goals and other material terms are met prior to payment. It is the intention of the parties that the Incentive Plan be adopted and administered in a manner sufficient to enable the Company to deduct for federal income tax purposes the amount of any annual performance bonus.

         2. Except for the modification specifically set forth herein, all the remaining portions of the Employment Agreement shall continue in full force and effect without change or modification.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment effective as of the day and year above stated.

                                              VALUE CITY DEPARTMENT STORES, INC.


                                              By:_______________________________
                                                 Jay L. Schottenstein, Chairman

                                               EXECUTIVE


                                               ---------------------------------
                                               Martin P. Doolan